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                                                                   Exhibit 4(ix)
                     Certificate of Trust of Dominion Resources Capital Trust II

                             CERTIFICATE OF TRUST
                                      OF
                      DOMINION RESOURCES CAPITAL TRUST II



     THIS CERTIFICATE OF TRUST of Dominion Resources Capital Trust II (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.) (the "Act").

     I.   Name.  The name of the business trust formed hereby is Dominion
          ----
Resources Capital Trust II.

     II.  Delaware Trustee.  The name and business address of the trustee of the
          ----------------
Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.


     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.



                                    CHASE MANHATTAN BANK DELAWARE
                                    not in its individual capacity
                                    but solely as trustee of the Trust


                                    By:  /s/ J. J. Cashin
                                       ------------------------------------
                                       Name:  John J. Cashin
                                       Title: Vice-President